UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): May 20, 2019

REXNORD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 W. Freshwater Way, Milwaukee, Wisconsin		53204
(Address of Principal Executive Offices)		(Zip Code)

(414) 643-3739
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $.01 par value	RXN	The New York Stock Exchange
Depository Shares, each representing a 1/20th interest in a share of 5.75% Series A Mandatory Convertible Preferred Stock, $.01 par value	RXN.PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 20, 2019, Rosemary Schooler and Peggy Troy each accepted appointments by the Board of Directors (the “Board”) of Rexnord Corporation (the “Company”) to become directors of the Company, effective immediately. The Board increased its size to 11 directors in connection with the appointments of Ms. Schooler and Ms. Troy.
The Board determined that Ms. Schooler will be an “independent” director under New York Stock Exchange listing standards. Ms. Schooler will serve on the Nominating and Corporate Governance Committee of the Board and has been designated a director in the class whose terms will expire at the fiscal 2022 annual meeting of stockholders. Ms. Troy is not considered an independent director under New York Stock Exchange rules. Ms. Troy has been designated a director in the class whose terms expire at the fiscal 2021 annual meeting of stockholders.
Ms. Schooler, age 51, has served as Corporate Vice President, Global Data Center Sales for Intel Corporation (“Intel”), a designer and manufacturer of computing, networking, data storage and communications solutions, since 2018. Since joining Intel in 1989, Ms. Schooler has held various leadership positions with increasing responsibility, including serving as Intel’s Corporate Vice President, Global Internet of Things (“IoT”) Sales and Marketing from 2016 to 2018, Vice President of the IoT Strategy and Technology Office from 2015 to 2016, and as Vice President and General Manager of Intel’s Communications and Storage Infrastructure Group from 2012 until 2014. Ms. Schooler also serves as a director of Cloudera, Inc.
The Board appointed Ms. Schooler as a director due to her extensive information technology experience, including service as a senior officer at a prominent technology company.
Ms. Troy, age 67, has served as the President and Chief Executive Officer of Children’s Hospital and Health System of Wisconsin (“Children’s Hospital”) since 2009. Prior to joining Children’s Hospital, Ms. Troy served as Executive Vice President and Chief Operating Officer of Methodist Le Bonheur Healthcare and as President and Chief Executive Officer of Le Bonheur Children’s Medical Center and as President of Cook Children’s Medical Center.
The Board appointed Ms. Troy as a director due to her leadership experience at large organizations, including her current service as a Chief Executive Officer, as well as her experience managing human capital.
Ms. Schooler and Ms. Troy will each participate in the Company’s outside director compensation program. Upon appointment to the Board, each new director received a grant of restricted stock units (“RSUs”) valued at approximately $130,000. The RSUs vested immediately on grant, but are not paid out until six months after leaving the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 22nd day of May, 2019.

REXNORD CORPORATION

By:	/S/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary